QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2002, included in Station Casinos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in or made a part of this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Las Vegas, Nevada
May 14, 2002

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS